EXHIBIT 99.1

Editorial Contact: Thomas Stites Mindspeed Technologies, Inc. (949) 579-3650	Investor Relations Contact: Timea Parris Mindspeed Technologies, Inc. (949) 579-6283
MINDSPEED® REPORTS FISCAL 2006 FIRST QUARTER RESULTS
Delivers Revenues of $33.2 Million, Up 7 Percent Sequentially;
Cuts Cash Consumption 32 Percent Over Prior Quarter
NEWPORT BEACH, Calif., Jan. 23, 2006 — Mindspeed Technologies, Inc. (NASDAQ: MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today announced revenues of $33.2 million for the first quarter of fiscal 2006, which ended Dec. 31, 2005, up 7 percent over the $31.1 million reported in the fourth quarter of fiscal 2005, toward the high end of its previously announced expectations of approximately 5 to 8 percent sequential quarterly revenue growth.
     Revenues from multiservice access voice-over-IP (VoIP) solutions grew 32 percent sequentially over the prior quarter, contributing 35 percent of total first quarter revenues. Revenues from high performance analog devices grew 24 percent sequentially and represented 26 percent of total quarterly revenues. Revenues from WAN communications products declined 16 percent sequentially to 39 percent of total quarterly revenues.
     “I am very pleased with the execution of our business on all fronts in our first fiscal quarter of 2006. We delivered revenues toward the high end of our guidance despite supply constraints and cut our cash consumption by more than 30 percent,” said Raouf Halim, Mindspeed’s chief executive officer. “For the first time, the combination of our voice-over-IP and high performance analog growth platforms accounted for more than 60 percent of our total quarterly revenues. Our strategic focus on these fast-growing segments of the network infrastructure market continues to drive our growth trajectory towards profitability.”
     Pro forma gross margin for the first quarter of fiscal 2006 was $22.8 million, or 69 percent of revenues. Presented on a GAAP basis, Mindspeed’s gross margin was $22.7 million, or 68 percent of revenues. Mindspeed’s pro forma operating loss for the first quarter of fiscal 2006 was $3.5 million, a reduction of 20 percent from the pro forma operating loss of $4.4 million in
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Mindspeed Reports Fiscal 2006 First Quarter Results	2
the fourth quarter of fiscal 2005. Presented on a GAAP basis, Mindspeed’s operating loss for the first quarter was $4.9 million (including stock-based compensation expense of $1.3 million discussed below), as compared to $4.6 million in the prior quarter.
     Mindspeed’s pro forma net loss for the first quarter of fiscal 2006 was $4.2 million, or $0.04 per share, based on approximately 103.7 million average shares outstanding, compared to the pro forma net loss of $4.0 million, or $0.04 per share, in the prior quarter based on approximately 103.2 million average shares outstanding. Presented on a GAAP basis, the net loss for the first quarter of fiscal 2006 was $5.5 million, or $0.05 per share, compared to $4.3 million, or $0.04 per share in the prior quarter. Cash consumption was $5.4 million in the first quarter of fiscal 2006, a reduction of 32 percent over the $7.9 million in cash consumption in the prior quarter. The net increase in cash and cash equivalents was $471,000 in the first quarter of fiscal 2006 compared to a net decrease of $5.5 million in the prior quarter. Combined cash and marketable securities totaled $50.9 million at Dec. 31, 2005.
     As described below, the pro forma results, which are a supplement to financial results based on generally accepted accounting principles (GAAP), exclude amortization of intangible assets, stock-based compensation expense and special items. Mindspeed uses pro forma information internally to evaluate its operating performance and believes this presentation provides investors with additional insight into underlying operating results by excluding amortization of intangible assets, stock compensation and the effects of special items which include restructuring charges, asset impairments and other significant discrete items that may not be indicative of Mindspeed’s core operating results. Cash consumption is the net increase (decrease) in cash and cash equivalents excluding the sale of convertible senior notes, deferred financing costs and purchases and sales of marketable securities. These measures of earnings and cash flows are not in accordance with, or an alternative for, GAAP and may be different from pro forma measures used by other companies.
     These pro forma measures provide an operating perspective not immediately apparent from GAAP operating loss or net loss. In addition, Mindspeed has historically reported similar financial measures and believes that the inclusion of comparative numbers provides consistency in its financial reporting. In the first quarter of fiscal 2006, Mindspeed adopted SFAS 123R, “Share-Based Payment,” which requires that the company account for all share-based compensation transactions using a fair-value method and recognize the fair value of each award as an expense over the service period. As a result, Mindspeed’s GAAP statement of operations for the first
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Mindspeed Reports Fiscal 2006 First Quarter Results	3
quarter of 2006 includes stock-based compensation expense of $1.3 million. However, the company’s statements of operations for periods prior to fiscal 2006 are not required to be restated. Mindspeed believes that the pro forma results, which exclude stock-based compensation, facilitate a comparison of its results with prior periods and can enhance the understanding of Mindspeed’s performance. Reconciliations of the pro forma measures and cash consumption to the GAAP results are included in the accompanying financial data.
Outlook
     Mindspeed expects second quarter fiscal 2006 revenues to be up approximately 2 to 6 percent sequentially, and pro forma gross margin to be approximately 70 percent. The company expects second quarter pro forma operating expenses to be approximately flat sequentially. As a result, Mindspeed expects its fiscal 2006 second quarter pro forma operating loss to be approximately $2.1 million.
First Quarter Fiscal 2006 Conference Call
     Mindspeed will conduct a conference call to discuss its first quarter fiscal 2006 results this afternoon, Monday, Jan. 23, at 2:00 p.m. PST/5:00 p.m. EST.
     To listen to the conference call via telephone, call 866-246-6203 (domestic) or 706-643-1612 (international); pass code: Mindspeed. To listen via the Internet, please visit the investor relations section of Mindspeed’s web site at www.mindspeed.com under About Us/Investors. Replay of the conference will be available two hours after the conclusion of the call. The replay will be available on Mindspeed’s web site at www.mindspeed.com or by calling 800-642-1687 (domestic) or 706-645-9291 (international); pass code: 4089179.
About Mindspeed Technologies®
     Headquartered in Newport Beach, Calif., Mindspeed Technologies, Inc. designs, develops and sells semiconductor networking solutions for communications applications in enterprise, access, metropolitan and wide-area networks.
     The company’s three key product families include high performance analog transmission and switching solutions, multiservice access voice-over-IP processors designed to support voice and data services across wireline and wireless networks, and WAN communication products such as T/E carrier transmission devices and ATM/MPLS network processors.
     Mindspeed’s products are used in a wide variety of network infrastructure equipment including voice and media gateways, high-speed routers, switches, access multiplexers, cross-connect systems, add-drop multiplexers and digital loop carrier equipment.
     To learn more, visit us at www.mindspeed.com.
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Mindspeed Reports Fiscal 2006 First Quarter Results	4
Safe Harbor Statement
     This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include the information under the heading “Outlook” and other information regarding the company’s expectations, goals or intentions, including, but not limited to, statements regarding our focus on fast-growing segments and our growth trajectory towards profitability. These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about the company and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to: market demand for the company’s new and existing products and its ability to increase revenues; the company’s ability to maintain operating expenses within anticipated levels; the company’s ability to reduce its cash consumption; availability and terms of capital needed for the company’s business; constraints in the supply of wafers and other product components from the company’s third-party manufacturers; the company’s ability to attract and retain qualified personnel; successful development and introduction of new products; obtaining design wins and developing revenues from them; pricing pressures and other competitive factors; order and shipment uncertainty; fluctuation in manufacturing yields; product defects; and intellectual property infringement claims by others and the ability to protect the company’s intellectual property. Risks and uncertainties that could cause the company’s actual results to differ from those set forth in any forward-looking statement are discussed in more detail under “Risk Factors”, “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Annual Report on Form 10-K for the year ended September 30, 2005, as well as similar disclosures in the company’s subsequent SEC filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
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Mindspeed Reports Fiscal 2006 First Quarter Results	5
MINDSPEED TECHNOLOGIES, INC.
Pro Forma Consolidated Condensed Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months ended
	Dec. 31,	Sept. 30,	Dec. 31,
	2005	2005	2004
Net revenues	$33,203	$31,079	$26,316
Cost of goods sold (a)	10,405	9,197	7,977

Gross margin	22,798	21,882	18,339

Operating expenses:
Research and development	15,866	16,337	19,589
Selling, general and administrative	10,442	9,911	10,635

Total operating expenses	26,308	26,248	30,224

Pro forma operating loss	(3,510)	(4,366)	(11,885)

Other income (expense), net	(178)	(179)	—

Pro forma loss before income taxes	(3,688)	(4,545)	(11,885)

Provision (benefit) for income taxes	474	(526)	398

Pro forma net loss	$(4,162)	$(4,019)	$(12,283)

Pro forma net loss per share, basic and diluted	$(0.04)	$(0.04)	$(0.12)

Weighted-average number of shares used in per share computation	103,698	103,183	100,804

Pro forma operating loss, pro forma net loss and pro forma net loss per share exclude stock-based compensation expense, amortization of intangible assets and special items. A reconciliation of pro forma and GAAP results is presented in the following table.
(a)	Cost of goods sold includes the favorable effect of sales of certain inventories written down to a zero cost basis during fiscal 2001. The favorable effect of such sales, by quarter, was approximately $1.8 million (December 2005), $1.5 million (September 2005) and $2.0 million (December 2004).
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Mindspeed Reports Fiscal 2006 First Quarter Results	6
MINDSPEED TECHNOLOGIES, INC.
Reconciliation of Pro Forma Results to GAAP
(unaudited, in thousands, except per share amounts)

	Three months ended
	Dec. 31,	Sept. 30,	Dec. 31,
	2005	2005	2004
Reconciliation of Pro Forma Gross Margin to Gross Margin
Pro forma gross margin	$22,798	$21,882	$18,339
Items excluded from pro forma statements of operations:
Stock-based compensation (b)	77	2	5

Gross margin	$22,721	$21,880	$18,334

Reconciliation of Pro Forma Operating Loss to Operating Loss
Pro forma operating loss	$(3,510)	$(4,366)	$(11,885)
Items excluded from pro forma statements of operations:
Stock-based compensation (b)	1,317	126	47
Amortization of intangible assets	—	—	12,676
Special charges (c)	25	143	5,473

Operating loss	$(4,852)	$(4,635)	$(30,081)

Reconciliation of Pro Forma Net Loss to Net Loss
Pro forma net loss	$(4,162)	$(4,019)	$(12,283)
Items excluded from pro forma statements of operations:
Stock-based compensation (b)	1,317	126	47
Amortization of intangible assets	—	—	12,676
Special charges (c)	25	143	5,473

Net loss	$(5,504)	$(4,288)	$(30,479)

Reconciliation of Pro Forma Net Loss Per Share to Net Loss Per Share
Loss per share, basic and diluted:
Pro forma net loss	$(0.04)	$(0.04)	$(0.12)
Adjustments	(0.01)	—	(0.18)

Net loss	$(0.05)	$(0.04)	$(0.30)

Reconciliation of Cash Consumption to Net Increase (Decrease) in Cash and Cash Equivalents
Cash consumption	$(5,392)	$(7,917)	$(8,395)
Sale of convertible senior notes	—	—	43,930
Deferred financing costs	—	—	(320)
Net sales (purchases) of marketable securities	5,863	2,390	(3,253)

Net increase (decrease) in cash and cash equivalents	$471	$(5,527)	$31,962

The company does not provide forward-looking GAAP numbers or a reconciliation of the forward-looking pro forma and GAAP numbers because of its inability to project special items and stock-based compensation expenses.
(b)	Effective October 1, 2005, we adopted SFAS 123R, “Share-Based Payment”. SFAS 123R requires that we account for all share-based compensation transactions using a fair-value method and recognize the fair value of each award as an expense over the service period. As a result, our GAAP statement of operations for the first quarter of fiscal 2006 includes stock-based compensation expense of $1.3 million. Stock-based compensation expense for fiscal 2006 represents the estimated fair value of stock options, restricted stock and other awards, as determined under SFAS 123R. In fiscal 2006, new awards of stock-based compensation principally consist of restricted stock awards. The majority of the restricted stock awards is intended to provide performance emphasis and incentive
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Mindspeed Reports Fiscal 2006 First Quarter Results	7
compensation through vesting tied to each employee’s performance against individual goals. Certain senior management personnel also received additional restricted stock awards having vesting tied to improvements in our company operating performance. From time to time, we also grant stock options or other stock-based awards for incentive or retention purposes. Stock-based compensation expense for fiscal 2006 also includes the value of awards granted prior, but not vested as of, the date of adoption of SFAS 123R. For fiscal 2005 and earlier periods, stock-based compensation awards principally consisted of stock options. However, our statements of operations for periods prior to fiscal 2006 are not required to be restated. Stock-based compensation expense for periods prior to fiscal 2006 does not include the value of stock options.

(c)	Special charges consist of asset impairments and restructuring charges.
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Mindspeed Reports Fiscal 2006 First Quarter Results	8
MINDSPEED TECHNOLOGIES, INC.
Consolidated Condensed Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months ended
	Dec. 31,	Sept. 30,	Dec. 31,
	2005	2005	2004
Net revenues	$33,203	$31,079	$26,316
Cost of goods sold (d) (e)	10,482	9,199	7,982

Gross margin	22,721	21,880	18,334

Operating expenses:
Research and development (d)	16,512	16,390	19,604
Selling, general and administrative (d)	11,036	9,982	10,662
Amortization of intangible assets	—	—	12,676
Special charges (f)	25	143	5,473

Total operating expenses	27,573	26,515	48,415

Operating loss	(4,852)	(4,635)	(30,081)

Other income (expense), net	(178)	(179)	—

Loss before income taxes	(5,030)	(4,814)	(30,081)

Provision (benefit) for income taxes	474	(526)	398

Net loss	$(5,504)	$(4,288)	$(30,479)

Net loss per share, basic and diluted	$(0.05)	$(0.04)	$(0.30)

Weighted-average number of shares used in per share computation	103,698	103,183	100,804

(d)	Includes stock-based compensation as follows:

Cost of goods sold	$77	$2	$5
Research and development	646	53	15
Selling, general and administrative	594	71	27

	$1,317	$126	$47

(e)	Cost of goods sold includes the favorable effect of sales of certain inventories written down to a zero cost basis during fiscal 2001. The favorable effect of such sales, by quarter, was approximately $1.8 million (December 2005), $1.5 million (September 2005) and $2.0 million (December 2004).

(f)	Special charges consist of asset impairments and restructuring charges.
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Mindspeed Reports Fiscal 2006 First Quarter Results	9
MINDSPEED TECHNOLOGIES, INC.
Consolidated Condensed Balance Sheets
(unaudited, in thousands)

	December 31,	September 30,
	2005	2005
ASSETS
Current Assets
Cash and cash equivalents (g)	$15,806	$15,335
Marketable securities (g)	35,082	40,094
Receivables, net	13,857	16,356
Inventories	15,607	10,730
Other current assets	3,297	3,389

Total current assets	83,649	85,904

Property, plant and equipment, net	13,379	14,890
Other assets (g)	3,938	4,710

Total assets	$100,966	$105,504

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$8,636	$9,776
Deferred revenue	5,106	3,452
Accrued compensation and benefits	7,257	6,722
Restructuring	1,673	3,442
Other current liabilities	2,769	3,180

Total current liabilities	25,441	26,572

Convertible senior notes	44,317	44,219
Other liabilities	875	887

Total liabilities	70,633	71,678

Stockholders’ equity	30,333	33,826

Total liabilities and stockholders’ equity	$100,966	$105,504

(g)	Combined cash and marketable securities consist of the following:

	December 31,	September 30,
	2005	2005
Cash and cash equivalents	$15,806	$15,335
Marketable securities, current	35,082	40,094
Marketable securities, noncurrent, included in other assets	—	837

Combined cash and marketable securities	$50,888	$56,266

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Mindspeed Reports Fiscal 2006 First Quarter Results	10
MINDSPEED TECHNOLOGIES, INC.
Consolidated Condensed Statements of Cash Flows
(unaudited, in thousands)

	Three months ended
	December 31,
	2005	2004
Cash Flows From Operating Activities
Net loss	$(5,504)	$(30,479)
Adjustments required to reconcile net loss to net cash used in operating activities:
Depreciation	1,947	2,599
Amortization of intangible assets	—	12,676
Stock compensation	1,317	47
Asset impairments	—	600
Inventory provisions	(696)	495
Other non-cash items, net	126	248
Changes in assets and liabilities:
Receivables	2,499	3,535
Inventories	(4,181)	2,150
Accounts payable	(1,140)	(5,953)
Deferred revenue	1,654	676
Accrued expenses and other current liabilities	(1,425)	1,859
Other	(99)	1,724

Net cash used in operating activities	(5,502)	(9,823)

Cash Flows From Investing Activities
Capital expenditures	(460)	(762)
Sales of assets	10	128
Net sales (purchases) of marketable securities	5,863	(3,253)

Net cash provided by (used in) investing activities	5,413	(3,887)

Cash Flows From Financing Activities
Sale of convertible senior notes	—	43,930
Exercise of options and warrants	560	2,062
Deferred financing costs	—	(320)

Net cash provided by financing activities	560	45,672

Net increase in cash and cash equivalents	471	31,962
Cash and cash equivalents at beginning of period	15,335	43,638

Cash and cash equivalents at end of period	$15,806	$75,600

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Mindspeed Reports Fiscal 2006 First Quarter Results	11
MINDSPEED TECHNOLOGIES, INC.
Selected Corporate Data
(unaudited, in thousands)

	Three months ended
	Dec. 31,	Sept. 30,	Dec. 31,
	2005	2005	2004
Gross margin %	68%	70%	70%

Cash provided by (used in):
Operating activities	$(5,502)	$(7,365)	$(9,823)
Investing activities	5,413	1,644	(3,887)
Financing activities	560	194	45,672

Net increase (decrease) in cash	$471	$(5,527)	$31,962

Depreciation (h)	$1,947	$2,068	$2,599
Capital expenditures	460	748	762

Revenues by region:
Americas	$11,400	$12,662	$11,414
Europe	3,256	5,010	3,466
Asia-Pacific	18,547	13,407	11,436

	$33,203	$31,079	$26,316

Revenues by product line:
Multiservice access DSP products	$11,669	$8,860	$6,470
High-performance analog products	8,736	7,059	6,258
WAN communications products	12,798	15,160	13,588

	$33,203	$31,079	$26,316

(h)	Does not include amortization of intangible assets.
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